EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-61900 of Stressgen Biotechnologies Corporation on Form S-8 of our report dated February 12, 2004, appearing in this Annual Report on Form 10-K of Stressgen Biotechnologies Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
San Diego, California
February 19, 2004